Exhibit 99.1

KNIGHT CAPITAL GROUP ANNOUNCES LONG-TERM AGREEMENTS WITH DEEPHAVEN SENIOR MANAGEMENT

Three-year employment contracts, revised profit-sharing structure and option for Deephaven management to acquire equity stake in Deephaven to contribute to the stability, continuity and growth of the Asset Management business segment

JERSEY CITY, New Jersey (December 22, 2006) – Knight Capital Group, Inc. (Nasdaq: NITE) today announced the Board of Directors approved new, long-term employment contracts with three senior managers of the company’s Asset Management subsidiary, Deephaven Capital Management LLC.

The contracts were approved for Colin J. Smith, Chief Executive Officer and Chief Investment Officer of Deephaven Capital Management, 36; Shailesh Vasundhra, Managing Director and Senior Portfolio Manager, 40; and Matthew W. Nunn, Managing Director and Senior Portfolio Manager, 40. Mr. Smith’s and Mr. Vasundhra’s new contracts replace employment agreements which became effective on January 1, 2004 and have three-year terms due to expire on December 31, 2006. Mr. Nunn’s prior employment agreement was without a fixed term. The new contracts are for three years, commence January 1, 2007, and, similar to the expiring contracts, include an automatic option for renewal by the Deephaven managers through 2012 under certain circumstances.

“Deephaven Capital Management has provided Knight with significant cash flow since its acquisition in 2000, and we are pleased that it will continue to be an important contributor to Knight Capital Group,” said Thomas M. Joyce, Chairman and Chief Executive Officer of Knight. “In just three years, Deephaven has tripled its assets under management, diversified its product offering and client base, strengthened its infrastructure and expanded globally. With a 12-year track record of consistent returns and a leadership position in a burgeoning industry, we are excited about Deephaven’s opportunities for further expansion.”

In addition, Deephaven has named Andrew M. Greenberg, 38, Managing Director and Senior Portfolio Manager of the firm’s event-driven team. Previously, Mr. Greenberg spent nine years with Citadel Investment Group, L.L.C. where he most recently served as a Managing Director and Co-Head of the Global Value Group, which focused on event-driven and value strategies. Mr. Greenberg, who entered into a three-year employment agreement with Deephaven, will manage the event-driven portfolio at Deephaven effective January 1, 2007.

“Deephaven management is pleased to extend its relationship with Knight,” Mr. Smith said. “Deephaven’s clients appreciate the stability that Knight’s ownership interest and investment provides in the funds. We have thrived within the Knight organization and believe we are well-positioned to continue delivering attractive risk-adjusted returns and outstanding client service. Further, Andy will complement Deephaven’s existing global event-driven team of nineteen professionals in Minneapolis, London and Hong Kong. In addition to his significant expertise and strong track record in this dynamic, global event investing area, Andy is a proven leader who is committed to building our world-class investment team.”

As noted in the company’s Form 10-Q filing on November 9, 2006, the current Deephaven managers did not renew their existing contracts. The contract of Matthew C. Halbower, 37, Senior Portfolio

Manager, head of the Event Fund and event-driven strategies, and one of the current managers, expires on December 31, 2006. Mr. Halbower will be leaving Deephaven at the expiration of his contract to pursue other interests. Knight and Deephaven wish Mr. Halbower success in his future endeavors.

Similar to the existing agreements, the new employment agreements provide for profit-sharing bonuses based on the financial performance of Deephaven. According to the terms of the new agreements, Knight will receive 50% of the first $60 million, and 25% thereafter, of pre-tax earnings prior to profit-sharing. The new agreements provide Knight with the opportunity to benefit from the Asset Management business segment’s earnings at a level consistent with Deephaven’s historical average contribution. The new agreements provide the Deephaven managers greater upside earnings potential than the expiring agreements, under which Knight receives 50% of all Deephaven pre-tax earnings prior to profit-sharing. Deephaven managers also will receive approximately 1 million shares of restricted Knight stock, which will vest ratably over three years.

The new employment arrangements provide the Deephaven managers with an option, exercisable after January 1, 2008, to obtain a 49% interest in Deephaven in exchange for the termination of their employment contracts and associated profit-sharing bonuses. Exercise of this new option is conditioned on meeting certain requirements related to minimum assets under management and employee retention. As with the expiring employment arrangements, the new arrangements also provide that in the event of a change of control of Knight Capital Group, the Deephaven managers would have the option, in exchange for the termination of their employment contracts and associated profit-sharing bonuses, to obtain a 51% interest in Deephaven or, if the new 49% option has already been exercised, to increase their 49% interest in Deephaven by an additional 2%. Following any exercise of the option by the Deephaven managers, pre-tax earnings prior to profit sharing will be allocated between Knight and the Deephaven managers in the same manner as in the new employment agreements.

“The new profit-sharing arrangement in these agreements is designed to balance Knight’s commitment to shareholders with Deephaven’s unique position as a hedge fund within a public company,” Mr. Joyce said. “Deephaven’s managers have an opportunity to obtain equity, and such a partnership structure will align the interests of both Knight shareholders and Deephaven management.”

The advisers to Knight Capital Group on this transaction were Goldman Sachs and Skadden, Arps, Slate, Meagher & Flom LLP.

Deephaven Capital Management LLC, a wholly owned subsidiary of Knight Capital Group, Inc., is an investment manager specializing in alternative investment strategies. Deephaven pursues a broad range of global strategies, including credit- and event-driven, fundamental security selection, quantitative and volatility-driven. Its global clientele includes private clients and institutional investors, such as corporate and public pensions, endowments, foundations, insurance companies and other financial intermediaries. Deephaven is based in Minnetonka, Minnesota with offices in London and Hong Kong, and it has approximately 120 employees. As of November 30, 2006, the Deephaven Funds had $4.2 billion of assets under management, approximately half of which was in the Deephaven Event Fund. As of November 30, 2006, Knight’s corporate investment in the Deephaven Funds was $182 million.

About Knight

Knight Capital Group, Inc. (Nasdaq: NITE) is a leading financial services firm that provides comprehensive trade execution solutions and asset management services. Our Asset Management business, Deephaven Capital Management, is a global multi-strategy alternative investment manager focused on delivering attractive risk-adjusted returns with low correlation to the broader markets for institutions and private clients. Our Global Markets business provides a broad range of customized trade execution products and services across multiple asset classes for broker-dealers, institutions and issuer companies. We continually apply knowledge and innovation to the trading and asset management processes to build lasting client partnerships through consistent performance and superior client service. More information about Knight can be found at www.knight.com.

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein; however, readers should carefully review reports or documents the Company files from time to time with the Securities and Exchange Commission including, without limitation, the risks and uncertainties detailed under the headings “Certain Factors Affecting Results of Operations” and “Risks Affecting our Business” in the Company’s Annual Report on Form 10-K and under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q.

CONTACTS

Margaret Wyrwas Senior Managing Director, Corporate Communications & Investor Relations 201-557-6954 or mwyrwas@knight.com	Kara Fitzsimmons Vice President, Corporate Communications 201-356-1523 or kfitzsimmons@knight.com	Greta Morley Vice President, Marketing Communications & Public Relations 201-557-6948 or gmorley@knight.com